REGAL REXNORD CORPORATION
2023 OMNIBUS INCENTIVE PLAN
Effective April 25, 2023

1.Purpose and Effective Date.
(a)Purpose. The purpose of the Regal Rexnord Corporation 2023 Omnibus Incentive Plan is to promote the best interests of Regal Rexnord Corporation (together with any successor thereto, the “Company”) and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire shares of the Company’s common stock or receive monetary payments. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.
(b)Term of Plan. This Plan will become effective, and Awards may be granted under this Plan, on and after April 25, 2023 (the “Effective Date”) contingent on the Plan being approved by the Company’s shareholders at the annual shareholders meeting on such date. This Plan will terminate as provided in Section 16.
(c)Prior Plans. If the Company’s shareholders approve this Plan, then the Regal Rexnord Corporation 2018 Equity Incentive Plan and the Regal Beloit Corporation 2016 Incentive Compensation Plan (collectively, the “Prior Plans”) will terminate, and no new awards will be granted under the Prior Plans, as of the Effective Date; provided that awards previously granted under, or subject to, the Prior Plans and still outstanding as of the Effective Date will continue to be subject to all terms and conditions of the applicable Prior Plan and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.
2.Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.
(a)“10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.
(b)“Administrator” means (i) the Committee with respect to Participants who are Eligible Employees and Consultants and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are Directors.
(c)“Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(d)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Share Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, Cash Incentive Awards, or any other type of award permitted under the Plan.
(e)A Person shall be deemed to be the “Beneficial Owner” of any securities:
(i)that such Person or any of such Person’s Affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time)

pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or associates until such tendered securities are accepted for purchase;
(ii)that such Person or any of such Person’s Affiliates or associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 promulgated by the Commission under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii)that are beneficially owned, directly or indirectly, by any other Person with which such person or any of such Person’s Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved (or other requirements are met).
(h)“Cause” shall have the meaning set forth in the Award agreement.
(i)“Change of Control” shall have the meaning given in the Award agreement, or if none, shall mean the occurrence of an event described in any one of the following paragraphs:
(i)any Person, other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
(ii)the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who on the Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were Directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation or share exchange; and provided further that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or
(iii)the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
(iv)the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, (1) no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(k)“Commission” means the United States Securities and Exchange Commission or any successor agency.
(l)“Committee” means the Compensation and Human Resources Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m)“Company” means Regal Rexnord Corporation, a Wisconsin corporation, or any successor thereto.
(n)“Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
(o)“Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
(p)“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or an Affiliate.
(q)"Disability" shall have the meaning set forth in the Award agreement.
(r)“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.
(s)“Eligible Employee” means any officer or other key employee of the Company or of any Affiliate who is responsible for or is in a position to contribute to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(u) “Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the New York Stock Exchange or, if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.
(v)“Full-Value Award” means Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Deferred Stock Rights and any other Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.
(w)“Good Reason” shall have the meaning set forth in the Award agreement.
(x)“Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.
(y)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(z)“Participant” means an individual selected by the Administrator to receive an Award.
(aa)“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. The Performance Goals may relate to (i) the Company on a consolidated basis, (ii) any one or more Affiliates or divisions of the Company, (iii) any other business unit or units of the Company or an Affiliate as defined by the Administrator, and/or (iv) the Participant’s individual performance. The Performance Goals may include any of the following, singly or in combination: total shareholder return (TSR); revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit (before or after tax); bad debt reserves; warranty reserves; capital; capital charge; cost of capital; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; operating profit; net sales; earnings before interest and taxes (“EBIT”); EBIT profit; earnings before interest, taxes, depreciation and amortization; fair market value of the Company’s common stock (with or without dividend payments); basic earnings per share; diluted earnings per share; return on shareholder equity; accounts receivable (average, calculated by taking the average of accounts receivable at the end of each month, or otherwise); inventories (average, calculated by taking the average of inventories at the end of each month, or otherwise); assets; liabilities; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; working capital; trade working capital; trade working capital as a percentage of sales; effective tax rate; and/or any other goals the Administrator may establish.
Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.
The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.
(ab) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals (and other requirements) are achieved.
(ac)“Performance Share Unit” means the right to receive a payment in cash in relation to a unit that has a value equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).
(ad)“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(ae)“Plan” means this Regal Rexnord Corporation 2023 Omnibus Incentive Plan, as it may be amended from time to time.
(af)“Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.
(ag)“Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ah)“Restricted Stock Unit” means the right to receive a payment in cash or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
(ai)“Retirement” shall have the meaning set forth in the Award agreement.
(aj)“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.
(ak)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(al)“Share” means a share of Stock.
(am)“Stock” means the Common Stock of the Company, par value $0.01 per share.
(an)“Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Shares equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(ao)“Stock Performance Award” means a Performance Share or Performance Share Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent, in whole or part, on the attainment of one or more Performance Goals.
(ap)“Stock Unit” means a right to receive a payment in cash or Shares equal to the Fair Market Value of one Share.
(aq)“Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.
3.Administration.
(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, but subject to any restrictions specified herein, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) determine the provisions of an Award agreement; (ii) interpret the provisions of this Plan and any Award agreement; (iii) prescribe, amend and rescind rules and regulations relating to this Plan; (iv) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (v) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.
4.Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.
5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
6.Shares Reserved under this Plan.
(a)Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of five million, five hundred seventy-eight thousand (5,578,000) Shares, plus the number of Shares described in Section 6(d) (such number of Shares, at any point in time, the “Plan Reserve”) are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.
(b)Depletion of Plan Reserve. With respect to Awards that are settleable in Stock (or may be settled in either cash or Stock), the Plan Reserve shall be depleted, at the time an Award is granted, by the maximum number of Shares with respect to which such Award is granted; provided that the aggregate number of Shares reserved under Section 6(a) shall be depleted by two (2) Shares for each Share subject to a Full-Value Award.
(c)Replenishment of Plan Reserve. The following Shares shall be recredited to the Plan Reserve in the same number as they depleted the reserve: (i) Shares that will not be issued under an Award (whether due currently or on a deferred basis) due to its lapse, expiration, termination, cancellation or any other circumstance, (ii) Shares forfeited under an Award or (iii) Shares issued under any Award that the Company subsequently reacquires pursuant to rights reserved upon the issuance of the Shares that are recredited to the Plan Reserve may again be used for new Awards under this Plan.
Notwithstanding the foregoing, (A) Shares recredited to the Plan Reserve pursuant to clause (iii) may not be issued pursuant to Incentive Stock Options and (B) in no event shall the following Shares be recredited to the Plan Reserve: Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding SAR; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.
(d)Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plans if such plans were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be credited to the Plan Reserve. Any such Shares will not be available for future awards under the terms of the Prior Plan.
(e)Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 16, the Company may issue only an aggregate of five million, five hundred seventy-eight thousand (5,578,000) Shares upon the exercise of Incentive Stock Options.
(f)Director Award Limit. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted to a Non-Employee

Director in a fiscal year of the Company, taken together with any cash fees paid during a calendar year to the Non-Employee Director, exceed $600,000.
7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;
(b)The number of Shares subject to the Option;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
(e)The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, then such ISOs shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and
(f)The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.
In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.
8.Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:
(a)Whether the SAR is granted independently of an Option or relates to an Option;
(b)The number of Shares to which the SAR relates;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
(e)The terms and conditions of exercise or maturity;
(f)The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and
(g)Whether the SAR will be settled in cash, Shares or a combination thereof.
If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
9.Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Share Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates;
(b)Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;
(c)The performance period for Stock Performance Awards; and
(d)With respect to Restricted Stock Units and Performance Share Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
Unless the Administrator shall otherwise provide, during the time Restricted Stock is subject to the Restriction Period, to the extent not prohibited by law, the Participant shall be deemed to have appointed the Company’s Chief Executive Officer and Corporate Secretary, and each of them, as proxies, each with the power to appoint a substitute, authorizing them to represent and to vote the Participant’s Restricted Stock in accordance with the Board’s recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until the expiration of the Restriction Period).
Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
10.Dividends and Dividend Equivalent Units.
(a)Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other Award that is not a Full-Value Award. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.
(b)Dividends. Restricted Share Awards will automatically be credited with dividends. If cash dividends are paid while Restricted Shares are unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional Restricted Shares that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Shares, or (ii) paid in cash at the same time and the same extent that the Restricted Shares vest. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying Restricted Shares vest.
(c)Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Full-Value Awards, other than Restricted Shares. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.
11.Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.
12.Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award.
13.Minimum Vesting Period; Discretion to Accelerate.
(a)Minimum Vesting Period. Notwithstanding anything herein to the contrary, all equity Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply in connection with (a) a Change of Control as provided in Section 18(c), (b) a Participant’s termination due to death or Disability, (c) a substitute award that does not reduce the vesting period of the award being replaced, or (d) Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.
(b)Discretion to Accelerate. Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to accelerate or shorten the vesting period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company without Cause or upon a Change of Control.
14.Effect of Termination on Awards.
(a)Effect of Termination. Subject to the provisions of Section 13, the Administrator shall set forth in the Award agreement, at the time an Award is made, the effect of the termination of service of an Eligible Employee, Consultant or Non-Employee Director on such Award.
(b)Termination for Cause. Notwithstanding the foregoing, if a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to waive the application of this Section 14(b) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.
15.Transferability.
(a)Restrictions on Transfer. No Award (other than unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, at the discretion of the Administrator, a Participant may be entitled, in the manner established by the Administrator, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant. No Award (other than unrestricted Shares), and no right under any such Award, may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(b)Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.
16.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16 (b), this Plan will terminate on the earlier of (i) the date all Shares reserved for issuance have been issued, or (ii) the tenth anniversary of the Effective Date.
(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase the Plan Reserve or the number of Shares specified in Sections 6(a) or 6(e) (except as permitted by Section 18), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the shareholder protections afforded by Section 13 or Section 16(e).
(c)Amendment, Modification, Cancellation and Disgorgement of Awards.
(i)Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 2(aa) (definition of Performance Goals), subsection (ii) hereof, or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)Notwithstanding anything to the contrary in an Award Agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit an Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if (A) while the Participant is employed by or in service with the Company or any

Affiliate, the Participant competes with the Company or an Affiliate, participates in any enterprise that competes with the Company or an Affiliate or uses or discloses, other than as expressly authorized by the Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment or service with the Company or any Affiliate; or (B) after the Participant is no longer employed by or in service with the Company or any Affiliate, the Participant is determined by the Administrator in its reasonable discretion (1) to be in breach of any confidentiality, noncompetition, nonsolicitation or similar agreement between the Participant, on the one hand, and the Company or any Affiliate, on the other hand (the Participant’s “Restrictive Agreement”), or (2) while any Award Agreement is in effect, to have engaged in conduct that would have constituted a breach of the Participant’s Restrictive Agreement if such Restrictive Agreement were then in effect.
(iii)Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).
(iv)Unless the Award Agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Administrator nor any other person may decrease the exercise or grant price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).
In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-

term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award Agreement to contrary.
(g)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
17.Taxes.
(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts (collectively, the “Tax Obligations”) in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy the Tax Obligations by any of the following, unless the Administrator has provided otherwise in an Award Agreement:
(i)By deducting (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash or Shares otherwise deliverable or vesting under an Award having a Fair Market Value, equal to the Tax Obligations;
(ii) Require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of the Tax Obligations;
(iii)If Shares have been delivered under an Award, require such Participant to tender Shares having a Fair Market Value equal to the Tax Obligations back to the Company, promptly on demand; or
(iv)If Shares are deliverable upon exercise or payment of an Award, permit a Participant to elect to satisfy all or a portion of the Tax Obligations by (i) having the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the Tax Obligations.
Notwithstanding the foregoing, in the case of clauses (iii) or (iv), the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.
If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
(c)Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.
18.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)Change of Control. In the event of a Change of Control:

(i)Assumption of Awards by Survivor. If the purchaser, successor or surviving entity (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor. If applicable, each Award which is assumed or replaced by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Each such assumed or replacement award shall provide that if the Participant’s employment is terminated without Cause by the Survivor or an Affiliate, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, then effective on the date of such termination: (A) all of the Participant’s outstanding options or stock appreciation rights shall become exercisable in full, (B) all time-based vesting requirements of any of the Participant’s outstanding awards shall be deemed satisfied in full, and (C) all performance-based vesting requirements of any of the Participant’s outstanding awards for which the performance period has not yet ended shall be deemed satisfied at the maximum level for such award. Notwithstanding the foregoing, if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Participant’s termination of employment following Change of Control on the Participant’s Awards, then such agreement shall control to the extent it provides better treatment than is provided hereinabove.
(ii)Treatment if Awards Not Assumed. To the extent the Survivor does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:
(A)    Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award. For clarity, if such amount is $0, then the Option or SAR shall be cancelled for no payment or other consideration;

(B)    Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Stock Performance Awards) that are not then vested shall vest in full;

(C)    All Stock Performance Awards and Cash Incentive Awards that are earned but not yet paid shall be paid, and all Stock Performance Awards and Cash Incentive Awards for which the performance period has not ended shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) based on the level of achievement of the Performance Goals (as measured at the time of the Change of Control), but pro-rated based on the length of the performance period that has elapsed as of the date of the Change of Control;

(D)    All dividends credited with respect to Restricted Shares, and all Dividend Equivalent Units credited with respect to any other Full-Value Award that are not vested shall vest (to the same extent as the Restricted Share Award or other Full-Value Award to which such dividends or Dividend Equivalent Units relate are vested) and be paid; and

(E)    All other Awards that are not vested shall vest in full (if vesting is based on time only) or shall vest in the same manner as described in clause (C) (if vesting is based on performance) and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of

Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.
(d)Application of Limits on Payments.
(i)Determination of Cap or Payment. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if any payment or benefits paid by the Company pursuant to this Plan, including vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 18(d), then the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).
(ii)Procedures. Upon the reasonable request of either the Participant or the Company, the Company, at the Company’s expense, shall engage nationally recognized tax counsel (“National Tax Counsel”), selected by the Company’s independent auditors (which may be regular outside counsel to the Company), to make the determination (which need not be unqualified) of which alternative under the preceding paragraph results in the receipt by the Participant of the greatest benefit on an after-tax basis. The determination of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel so requests, the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants for any matters relevant to such determination
(iii)Costs of Determinations. The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to this Section 18(d), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.
19.Miscellaneous.
(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);
(ii)restrictions on resale or other disposition of Shares; and
(iii)compliance with federal or state securities laws and stock exchange requirements.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.
(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(f)Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.
(g)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined (i) in a court sitting in the State of Wisconsin and (ii) in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(h)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(i)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.
(j)Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.